Exhibit 10.15

Amount: $2,270,000.00                                       Date: March 11, 1997

                     AMENDED AND RESTATED PROMISSORY NOTE

            FOR VALUE RECEIVED, the undersigned (the "Borrower" or "you") hereby promises to pay to the order of Motorola, Inc. ("MOTOROLA") a Delaware corporation, at its principal offices at 1303 East Algonquin Road, Schaumburg, Illinois 60196, the principal sum of TWO MILLION TWO HUNDRED SEVENTY THOUSAND Dollars ($2,270,000.00) or, if less, the aggregate unpaid principal amount of all advances made by MOTOROLA to the Borrower under the Credit Agreement (the "Credit Agreement") dated as of June 29, 1995, as amended, between the Borrower and MOTOROLA, together with interest on the entire principal balance from time to time outstanding hereunder.

            Interest shall accrue as of the date of this Note and shall be calculated on the entire principal balance outstanding from time to time at a rate per annum equivalent to six percent (6%) in excess of the Commercial Paper Rate (for high-grade unsecured notes sold through dealers by major corporations, 90-day average maturities), published each Business Day in the Wall Street Journal, in effect on the first day of each calendar quarter. Interest shall be payable monthly in arrears on the first day of each month. The first interest payment shall be due on the first day of the month first following the date of the first advance under the Credit Agreement. Interest shall be calculated on a 365/366 day year basis for actual days elapsed. Upon the occurrence of an Event of Default, the interest rate shall be increased by a further three percent (3%) per annum above the rate otherwise applicable or (if lesser) the maximum rate permitted by law. In no event shall the holder of this Note be entitled to claim any sum or rate of interest in excess of the maximum allowed by law. Any payment in excess of such maximum sum or amount of interest shall be applied to reduce outstanding principal or shall be refunded to Borrower, at MOTOROLA's option.

            MOTOROLA shall record on its books or records or on the schedule to this Note, which is a part hereof, the principal amount of each advance made by MOTOROLA to the Borrower under the Credit Agreement, all payments and prepayments of principal and interest, the principal balance from time to time outstanding and the respective dates and maturity dates thereof. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all amounts owing under this Note; provided, however, that the failure of MOTOROLA to record any of the foregoing or any error in such notation shall not limit or otherwise affect the obligation of the Borrower to repay


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the entire Credit under the Credit Agreement together with accrued interest thereon.

            Notwithstanding any provision to the contrary set forth in the Credit Agreement, all outstanding principal, together with all accrued and unpaid interest and all other amounts due under or in connection with this Note, shall be due and payable on July 15, 1997.

            This Note is the Promissory Note referred to in, and issued under, the Credit Agreement and MOTOROLA is entitled to all of the benefits provided for therein; reference is hereby made to the Credit Agreement for a statement of all such benefits. Capitalized terms not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement and the exhibits attached thereto. Without limiting that reference, MOTOROLA shall be entitled to recover its attorney's fees and costs in connection with any actions or proceedings taken to collect any amount due under this Note after any Event of Default as detailed in the Credit Agreement.

            This Note shall be subject to, governed and construed according to the laws of the State of Illinois, without regard to its provisions on the conflict of laws.

            The maker hereby waives notice, protest, presentment, and notice of dishonor to the full extent permitted by law. This Note evidences an indebtedness incurred in connection with a commercial transaction rather than a consumer or household debt.

            YOU AND MOTOROLA AGREE THAT ANY CLAIM, COUNTERCLAIM, SETOFF, OR DEFENSE RELATING IN ANY WAY TO THIS NOTE, OR TO THE MATTERS AND TRANSACTIONS GIVING RISE TO THE ADVANCES AND INDEBTEDNESS EVIDENCED BY THIS NOTE, SHALL BE HEARD AND DETERMINED BY A COURT WITHOUT A JURY.

                              PAGING PARTNERS CORPORATION



                              By:________________________________
                                 Richard J. Giacchi
                                 President and Chief Executive Officer


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